Exhibit 10.17

AMENDMENT NO. 1

TO

LETTER AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of August 28, 2019, to the Letter Agreement (as defined below) is made by and among Constellation Alpha Capital Corp., a British Virgin Islands company (the “Company”) and Centripetal, LLC, a Delaware limited liability company, Rajiv Shukla, Craig Pollak, Alan Rosling, Kewal Handa and John Alexander (collectively, the “Insiders”). All terms used but not defined herein shall have the meanings assigned to them in the Letter Agreement.

WHEREAS, the Company and the Insiders entered into an Letter Agreement dated as of June 19, 2017 (the “Letter Agreement”); and

WHEREAS, Section 3(a) of the Letter Agreement sets forth the terms that govern restrictions on the transfer of the Insider Shares by the Insiders; and

WHEREAS, in connection with the Business Combination contemplated by that certain Agreement and Plan of Merger, dated as of May 29, 2019, as amended, by and among the Company, DermTech, Inc., a Delaware corporation, and DT Merger Sub, Inc., a wholly owned subsidiary company of the Company incorporated in Delaware, the Company will issue to certain investors, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price of $3.25 per share (the “PIPE”); and

WHEREAS, as a result of the PIPE, the Company and the Insiders have agreed to adjust the closing price of the Ordinary Shares, which will be exchanged for shares of Common Stock in connection with the Business Combination, at which the Insider Shares will be released from the lock-up provided in the Letter Agreement from $12.50 to $4.00.

NOW THEREFORE, IT IS AGREED:

1.Section 3(a) of the Letter Agreement is hereby amended to delete the term “$12.50” and replace it with the term “$4.00” in the only place it appears.

2.Section 3(a) of the Letter Agreement is hereby amended further to add the following language to the end of the section: “Notwithstanding the provisions set forth herein, Transfers of the securities that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph), are permitted (i) to affiliates of the Sponsor, to any of the Company’s officers or directors, to officers, directors, members or beneficial owners of the Sponsor, to any affiliates or family members of any of the foregoing or to any trust where any of the foregoing is the primary beneficiary; (ii) in the case of any beneficial owner of the Sponsor or an individual, by gift to a member of one of the members of the beneficial owners of the Sponsor or individual’s immediate family, to a trust, the beneficiary of which is a member of one of the beneficial owners of the Sponsor or individual’s immediate family, an affiliate of any such person or beneficial owner, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) in connection with the consummation of the Company’s initial Business Combination at prices no greater than the price at which the applicable securities were originally purchased; (vi) in the case of an entity, as a distribution to its partners, stockholders or members upon liquidation; (vii) by virtue of the laws of Delaware or the Sponsor’s amended and restated limited liability company agreement upon dissolution of the Sponsor; or (viii) in the event of the Company’s completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to the Company’s completion of its initial Business Combination; provided, however, that in the case of clauses (i) through (vi), these permitted transferees must agree to be bound by the restrictions herein.”

3.All other provisions of the Letter Agreement shall remain unaffected by the terms hereof.

4.This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

5.This Amendment is intended to be in full compliance with the requirements for an amendment to the Letter Agreement as required by Section 21 of the Letter Agreement, and every defect in fulfilling such requirements for an effective amendment to the Letter Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

6.This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 to the Letter Agreement as of the date first written above.

CONSTELLATION ALPHA CAPITAL CORP.

By:	/s/ Rajiv Shukla
Name:	Rajiv Shukla
Title:	Chief Executive Officer and Chairman

CENTRIPETAL, LLC

By:	/s/ Rajiv Shukla
Name:	Rajiv Shukla
Title:	Managing Member

/s/ Rajiv Shukla
Rajiv Shukla

/s/ Craig Pollak
Craig Pollak

/s/ Alan Rosling
Alan Rosling

/s/ Kewal Handa
Kewal Handa

/s/ John Alexander
John Alexander

[Signature Page to Amendment No. 1 to the Letter Agreement]